Exhibit 10.1

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement (this “Amendment”), dated as of December [  ], 2024, is by and between Digital Ally, Inc., a Nevada corporation (the “Company”), and the undersigned (the “Investors”). Except as otherwise defined herein, all capitalized terms shall have the meanings set forth in the Securities Purchase Agreement, dated November 6, 2024, between the Company and the Investors (the “Purchase Agreement”).

WHEREAS, pursuant to the Purchase Agreement, the Company agreed to file within 30 days of the Closing Date a registration statement with the U.S. Securities and Exchange Commission (“SEC”) for a public offering and use its reasonable best efforts to pursue and consummate a financing transaction within 90 days of the Closing Date;

WHEREAS, pursuant to the Purchase Agreement, the Company also agreed to file within 30 days of the Closing Date a registration statement on Form S-1 (or other appropriate form if the Company is not then S-1 eligible) with the SEC providing for the resale by the Purchasers (as defined in the Purchase Agreement) of the Shares (as defined in the Purchase Agreement) issued under the Purchase Agreement;

WHEREAS, the Purchase Agreement requires any amendment to be approved in writing by the Company and holders of a majority of the principal amount of notes issued pursuant to the Purchase Agreement; and

WHEREAS, the Company and the Investors desire to amend the Purchase Agreement pursuant to the terms hereof.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Investors and the Company hereby agree as follows:

1. “Furnishing of Information; Public Information”. Section 4.3(b) shall be amended and restated in its entirety as follows:

(b)	At any time during the period commencing on the forty-seventh (47) calendar day after the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the 10th calendar day following a Public Information Failure which remains uncured as of such date and on every thirtieth (30th) day thereafter (prorated for periods totaling less than thirty (30) days) until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

2. “Capital Raise”. Section 4.14 of the Purchase Agreement shall be amended and restated in its entirety as follows:

4.14 Capital Raise. Not less than 20 Trading Days after, and not more than 30 Trading Days after, the later of (a) the annual meeting of stockholders scheduled for December 16, 2024 and (b) the effectiveness of the registration statement described in Section 4.15 hereof (the “Resale Registration Statement”), the Company shall file a registration statement with the Commission for a public offering (the “Offering Registration Statement”), and use its reasonable best efforts to pursue and consummate a financing transaction within sixty (60) days of the filing of the Offering Registration Statement, the proceeds of which shall be used as set forth in the Offering Registration Statement (including to repay the Principal Amount). To the extent any stockholder approval is required to give full effect to the terms of the securities offered pursuant to the Offering Registration Statement, the Company will cause the record date for such stockholder meeting to be prior to the effective date of the Resale Registration Statement.

3. “Registration Rights”. Section 4.15 of the Purchase Agreement shall be amended and restated in its entirety as follows:

4.15 Registration Rights. The Company shall use reasonable best efforts to file on or before December 18, 2024 (but in no event later than December 20, 2024) a registration statement on Form S-1 (or other appropriate form if the Company is not then eligible to file on Form S-1) providing for the resale by the Purchasers of the Shares issued hereunder. The Company shall use commercially reasonable efforts to cause such Resale Registration Statement to become effective within forty-five (45) calendar days following the filing thereof and to keep such Resale Registration Statement effective at all times until no Purchaser owns any Shares. Failures to meet any of the deadlines set forth in this Section 4.15 shall be considered Public Information Failures for which Public Information Failure Payments shall be due pursuant to Section 4.3(b) hereof.

4. “Participation Right”. The Purchase Agreement shall be amended to add the following as Section 4.18:

4.18 Participation Right. Until two (2) years following the Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act)), any Convertible Securities (as defined below), any debt, any preferred shares or any purchase rights (any such issuance, offer, sale, grant, disposition or announcement is referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 4.18. “Convertible Securities” means any stock or other security (other than any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

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4.18.1 Between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Placement (or, if the Trading Day of the expected announcement of the Subsequent Placement is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Placement), the Company shall deliver to each Purchaser a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Investor is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing such Purchaser that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Purchaser prior to 9:00 p.m. (New York City time) on the date on which such Pre-Notice is delivered to such Purchaser, and only upon a written request by such Purchaser, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Purchaser an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with such Purchaser in accordance with the terms of the Offer such Purchaser’s pro rata portion of 35% of the Offered Securities, provided that the number of Offered Securities which such Purchaser shall have the right to subscribe for under this Section 4.18 shall be (x) based on such Purchaser’s pro rata portion of the Principal Amount as of the Closing Date (such portion, the “Initial Amount”), and (y) with respect to each Purchaser that elects to purchase its Initial Amount, any additional portion of the Offered Securities attributable to the Initial Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Initial Amounts (the “Undersubscription Amount”), which process shall be repeated until each Purchaser shall have an opportunity to subscribe for any remaining Undersubscription Amount.

4.18.2 To accept an Offer, in whole or in part, such Purchaser must deliver a written notice to the Company prior to 11:59 p.m. (New York City time) on the date on which the Offer Notice is delivered to such Purchaser (the “Offer Period”), setting forth the portion of such Purchaser’s Initial Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the “Notice of Acceptance”). If the Initial Amounts subscribed for by all Purchasers are less than the total of all of the Initial Amounts, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Initial Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Initial Amount of such Purchaser bears to the total Initial Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Purchaser a new Offer Notice and the Offer Period shall expire at 11:59 p.m. (New York City time) on the date of such Purchaser’s receipt of such new Offer Notice.

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4.18.3 The Company shall have three (3) Business Days following the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Purchaser (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

4.18.4 In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.18.3 above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Purchaser elected to purchase pursuant to Section 4.18.2 above multiplied by a fraction, (A) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to this Section 4.18 prior to such reduction) and (B) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 4.18.1 above.

4.18.5 Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Purchaser shall acquire from the Company, and the Company shall issue to such Purchaser, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 4.18.4 above if such Purchaser has so elected, upon the terms and conditions specified in the Offer. The purchase by such Purchaser of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Purchaser of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Purchaser and its counsel.

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4.18.6 Any Offered Securities not acquired by a Purchaser or other Persons in accordance with this Section 4.18 may not be issued, sold or exchanged until they are again offered to such Purchaser under the procedures specified in this Agreement.

4.18.7 The Company and each Purchaser agree that if any Purchaser elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

4.18.8 Notwithstanding anything to the contrary in this Section 4.18 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Purchaser will not be in possession of any material, non-public information, by 9:30 am (New York City time) on the second (2nd) Business Day following delivery of the Offer Notice. If by 9:30 am (New York City time) on the second (2nd) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Purchaser with another Offer Notice and such Purchaser will again have the right of participation set forth in this Section 4.18. The Company shall not be permitted to deliver more than one such Offer Notice to such Purchaser in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 4.18.2.

4.18.9 The Company shall not circumvent the provisions of this Section 4.18 by providing terms or conditions to one Purchaser that are not provided to all Purchasers.

5. Effect of Amendment. Except as expressly modified by this Amendment, the Purchase Agreement shall remain unmodified and in full force and effect.

6. Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

8. Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment hereto.

9. Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

COMPANY:

DIGITAL ALLY, INC.

By:
Name:	Stanton E. Ross
Title:	Chairman and Chief Executive Officer

INVESTOR:

[INVESTOR]

By:
Name:
Title:

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